Exhibit 99.1

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Marty Filogamo Senior Vice President – Marketing Manager Farmers & Merchants Bancorp, Inc. (419) 445-3501 ext. 15435 mfilogamo@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Announces the Retirement of Paul S. Siebenmorgen

President and Chief Executive Officer

•	Paul S. Siebenmorgen Will Remain a Director of Farmers & Merchants Bancorp, Inc.
•	Lars B. Eller Appointed President and Chief Executive Officer of Farmers & Merchants Bancorp, Inc.

ARCHBOLD, OHIO, February 5, 2019. Farmers & Merchants Bancorp, Inc. (“F&M”) (NASDAQ: FMAO), the holding company for the Farmers & Merchants State Bank, today announced the retirement of Paul S. Siebenmorgen as President and Chief Executive Officer.  Mr. Siebenmorgen will remain a director of the Company.

Concurrently with Mr. Siebenmorgen’s retirement, Lars B. Eller has been appointed as the President and Chief Executive Officer of Farmers & Merchants Bancorp, Inc. Mr. Eller joined F&M in September 2018 as President and Chief Executive Officer of Farmers & Merchants State Bank.

Jack C. Johnson, Chairman of the Board, stated, “Paul has done a tremendous job creating value for our employees, customers, communities, and shareholders. Since joining the Company in June 2004, F&M’s footprint has increased from 14 offices to 30 offices today, our asset size almost doubled, and full year net income is up 174.31% through the end of December 2018. We also listed on the Nasdaq Stock Market and completed the transformative acquisition of Limberlost Bancshares, Inc.  These are incredible achievements and on behalf of everyone at F&M, I’d like to thank Paul for his more than 14 years of service.  I look forward to Paul’s continued leadership as a director of the Company and wish him well on his retirement.”

Mr. Siebenmorgen, stated, “I have thoroughly enjoyed working with F&M’s talented associates, dedicated customers, and supportive shareholders.  I look forward to continuing to serve F&M as a director and am thrilled by the opportunities that lay ahead for our great company.”

Mr. Johnson continued, “Since joining F&M in September 2018, Lars has quickly become a valuable part of F&M’s leadership team.  He is a proven leader and I am excited to work with him as he executes F&M’s long-term growth strategy.”

Lars B. Eller, President and Chief Executive Officer, stated, “I am extremely honored by my appointment as President and Chief Executive Officer of F&M.  This is an exciting time at the Company as we focus on integrating the Limberlost acquisition, continuing our geographic expansion, and investing in new ways to engage with and provide value for our customers.  F&M is a strong and growing community bank, with multiple opportunities to create long-term value for our employees, customers, communities, and shareholders.”

About Farmers & Merchants Bancorp, Inc.:

Farmers & Merchants Bancorp, Inc. (“F&M”) (NASDAQ: FMAO), is the holding company for the Farmers & Merchants State Bank, a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services through its 30 offices. Our locations are in Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Northwest Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay and Steuben counties.

Safe Harbor Statement:

Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the F&M’s filings with the SEC.  As a result, actual results may differ materially from the forward-looking statements in this news release.

F&M encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance.  F&M undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from F&M’s website